EXHIBIT 99.3

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
ANALYSIS OF REVENUES AND DRILLING COSTS
 (Unaudited)

	FOR THE THREE MONTHS ENDED
	DECEMBER 31, 2009

		CONTRACT
		DRILLING
	REVENUES	COSTS
	(In Millions)

ATWOOD HUNTER	$49.3	$9.1
ATWOOD EAGLE	37.7	12.5
ATWOOD FALCON	40.2	7.6
ATWOOD AURORA	12.2	5.8
SEAHAWK	7.7	6.8
VICKSBURG	8.7	3.7
ATWOOD BEACON	6.1	6.4
RICHMOND	2.3	3.6
ATWOOD SOUTHERN CROSS	-	3.0
OTHER	-	2.5
	$164.2	$61.0